Exhibit 99.1

VALSPAR REPORTS THIRD-QUARTER RESULTS

MINNEAPOLIS, Minn., August 16 – The Valspar Corporation (NYSE-VAL) today reported its results for the third-quarter ended July 30, 2010.

Third-quarter sales totaled $873.9 million, a 10.0 percent increase from the same period last year.  Third-quarter adjusted net income per share increased to $0.70 in 2010 from $0.67 in 2009.  Third-quarter adjusted net income per share for 2010 excludes a net $0.04 per share benefit from the sale of certain assets and charges related to restructuring actions.  Third-quarter adjusted net income per share for 2009 excludes a $0.03 per share charge related to restructuring actions and a non-cash adjustment of $0.03 per share for Huarun minority interest shares.

Net income for the third quarter of 2010 was $75.1 million and reported earnings per share were $0.74.  Net income for the third quarter of 2009 was $65.0 million and reported earnings per share were $0.61.

“We were pleased with our earnings performance despite the impact of significant raw material inflation,” said William L. Mansfield, Valspar chairman and chief executive officer.  “The success of our new business efforts drove our double-digit top line growth.  Looking ahead, our results will continue to benefit from new business and operational discipline.  We expect to deliver fiscal year 2010 adjusted net income per share in the range of $2.15 to $2.25.”

During the quarter, the company also completed a transaction to purchase metal packaging coatings assets from DIC Corporation, a Japan-based specialty chemical manufacturer, and sell metal decorating inks assets to DIC.  The transaction included sales and DIC’s manufacturing site in Bangalore, India.  Terms of the transaction were not disclosed.

William L. Mansfield, Gary E. Hendrickson, president and chief operating officer, and Lori A. Walker, senior vice president and chief financial officer, will conduct a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) today. The call can be heard live over the Internet at Valspar’s website at www.valsparglobal.com under Investor Relations.  Those unable to participate during the live broadcast can access an archive of the call on the Valspar website.  A taped delay of the call will also be available from 12:00 p.m. Central Time August 16 through Midnight on August 30 by dialing 1-800-475-6701 from within the U.S. or 320-365-3844 from outside of the U.S., using access code 167002.

Investor Contact:  Tyler Treat, (612) 851-7358

Media Contact:  Mike Dougherty, (612) 851-7802

The Valspar Corporation (NYSE:VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry.

For more information, visit www.valsparglobal.com.

This press release contains certain “forward-looking” statements.  These forward-looking statements are based on management’s expectations and beliefs concerning future events.  Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements.  These uncertainties and other factors include, but are not limited to, changes in general economic conditions both domestic and international, including recessions and other external economic and political factors, which may adversely affect our business, the value of our investments, the financial stability of our customers and suppliers and our ability to obtain financing; dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; competitive factors including pricing pressure and product competition; risks related to any future acquisitions, including risks of adverse changes in the results of acquired businesses and the assumption of unforeseen liabilities; risks of disruptions in business resulting from the integration process and higher interest costs resulting from further borrowing for any such acquisitions; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; risks of disruptions in business resulting from our relationships with customers and suppliers; risks and uncertainties associated with operations and achievement of growth in developing markets, including China and Central and South America; unusual weather conditions adversely affecting sales; changes in raw materials pricing and availability; delays in passing along cost increases to customers; changes in governmental regulation, including more stringent environmental, health and safety regulations; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; civil unrest and the outbreak of war and other significant national and international events; and other risks and uncertainties.  The foregoing list is not exhaustive, and we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

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THE VALSPAR CORPORATION

COMPARATIVE CONSOLIDATED EARNINGS

For the Quarters Ended July 30, 2010 and July 31, 2009

	Third Quarter		Year-To-Date
(Dollars in thousands, except per share amounts)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	2010	2009	2010	2009
Net Sales	$873,915	$794,580	$2,349,848	$2,102,461
Cost of Sales	583,111	504,334	1,568,700	1,401,735
Gross Profit	290,804	290,246	781,148	700,726
Research and Development	24,758	22,829	73,126	68,441
Selling, General and Administrative	145,921	156,988	423,705	430,519
Income From Operations	120,125	110,429	284,317	201,766
Interest Expense	14,322	13,433	43,433	35,940
Other (Income) Expense, Net	(898)	2,495	(2,357)	3,135
Income Before Income Taxes	106,701	94,501	243,241	162,691
Income Taxes	31,558	29,550	72,488	52,442
Net Income	$75,143	$64,951	$170,753	$110,249
Huarun Redeemable Stock Accrual (1)	—	(3,318)	—	(9,954)
Net Income Available to Common Stockholders	75,143	61,633	170,753	100,295
Average Number of Shares O/S - basic	98,535,826	100,274,346	98,775,411	100,017,910
Average Number of Shares O/S - diluted	101,009,523	101,342,785	101,067,349	100,632,888
Net Income per Common Share - basic	$0.76	$0.61	$1.73	$1.00
Net Income per Common Share - diluted	$0.74	$0.61	$1.69	$1.00

(1)  Huarun redeemable stock accrual reduced basic and diluted net income per common share $0.03 and $0.10 in the 3rd quarter and year-to-date periods of 2009, respectively.

NON-GAAP FINANCIAL MEASURES

In the accompanying press release, management has reported non-GAAP financial measures - “Adjusted Net Income per Common Share - diluted” and “Full Year Guidance for Adjusted Net Income per Common Share - diluted” - which exclude a non-cash accrual relating to Huarun Redeemable Stock in connection with the Company’s acquisition of the remaining minority interest shares of Huarun Paints Holding Company Limited, a net gain on sale of certain assets (net of taxes, restructuring and deal expenses) to DIC Corporation of Japan and restructuring charges. Management discloses these measures because it believes these measures may assist investors in comparing the Company’s results of operations in the respective periods without regard to the effect of the non-cash accrual relating to the Huarun acquisition in the 2009 period, the effect of the restructuring charges in the 2010 and 2009 periods and the gain on sale of assets to DIC Corporation of Japan in the 2010 period.

NON-GAAP RECONCILIATION

The following is a reconciliation of “Net Income Per Common Share - diluted” to “Adjusted Net Income Per Common Share - diluted” for the periods presented:

	Third Quarter		Year-To-Date
	2010	2009	2010	2009
Net Income per Common Share - diluted	$0.74	$0.61	$1.69	$1.00
Huarun Redeemable Stock Accrual	—	0.03	—	0.10
Net Gain on Sale of Certain Assets to DIC Corporation of Japan	(0.08)	—	(0.08)	—
Restructuring Charges	0.04	0.03	0.06	0.14
Adjusted Net Income per Common Share - diluted	$0.70	$0.67	$1.67	$1.24

The following is a reconciliation of “Forecasted Net Income per Common Share - diluted” to our “Full Year Guidance” for the period presented.

Full Year 2010
Forecasted Net Income per Common Share - diluted	$2.17 - $2.27
Net Gain on Sale of Certain Assets	$(0.08)
Restructuring Charges	$0.06
Full Year Guidance for Adjusted Net Income per Common Share - diluted	$2.15 - $2.25

(Dollars in thousands)	July 30, 2010	October 30, 2009	July 31, 2009
Assets	(Unaudited)		(Unaudited)
Current Assets:
Cash and Cash Equivalents	$232,124	$187,719	$127,305
Restricted Cash	12,570	—	—
Accounts and Notes Receivable, Net	563,446	518,188	548,985
Inventories	270,719	238,449	234,091
Deferred Income Taxes	36,264	34,479	33,149
Prepaid Expenses and Other	82,610	83,631	88,647
Total Current Assets	1,197,733	1,062,466	1,032,177
Goodwill	1,327,339	1,337,997	1,334,586
Intangibles, Net	622,205	629,923	630,202
Other Assets	18,047	4,192	5,003
Long Term Deferred Income Taxes	4,520	5,358	3,100
Property, Plant & Equipment, Net	442,054	471,088	459,866
Total Assets	$3,611,898	$3,511,024	$3,464,934

Liabilities and Stockholders’ Equity
Current Liabilities:
Notes Payable and Commercial Paper	$7,464	$7,278	$7,213
Trade Accounts Payable	398,241	349,999	305,755
Income Taxes	43,130	4,762	21,337
Other Accrued Liabilities	337,513	349,440	310,723
Total Current Liabilities	786,348	711,479	645,028
Long Term Debt, Net of Current Portion	870,726	873,095	872,169
Deferred Income Taxes	243,457	235,975	233,092
Other Long Term Liabilities	162,495	185,968	154,294
Total Liabilities	2,063,026	2,006,517	1,904,583
Huarun Redeemable Stock	—	—	43,531
Stockholders’ Equity	1,548,872	1,504,507	1,516,820
Total Liabilities and Stockholders’ Equity	$3,611,898	$3,511,024	$3,464,934

The Valspar Corporation

Other Financial Data

Dollars in thousands

	Quarter 3		YTD
	2010	2009	2010	2009
I. Comparison year over year
Gross Margin, as a percentage of net sales *
Gross Margin, reported	33.3%	36.5%	33.2%	33.3%
Gross Margin, adjusted for cost of restructuring	34.0%	37.1%	33.7%	34.2%

Operating Expense as a percentage of net sales *
Operating Expense, reported	19.5%	22.6%	21.1%	23.7%
Operating Expense, adjusted for cost of restructuring and net gain on sale of certain assets	20.9%	22.6%	21.7%	23.5%

Operating Profit, as a percentage of net sales *
Operating Profit, reported	13.7%	13.9%	12.1%	9.6%
Operating Profit, adjusted for cost of restructuring and net gain on sale of certain assets	13.1%	14.5%	12.0%	10.6%

	Quarter 3		YTD
II. Segment Data	2010	2009	2010	2009
Sales
Coatings	484,247	415,243	1,317,659	1,147,757
Paint	323,206	318,570	860,615	788,431
All Other less intersegment sales	66,462	60,767	171,574	166,273
Total	873,915	794,580	2,349,848	2,102,461

Earnings Before Interest and Taxes (EBIT) *
Coatings	80,496	61,556	185,868	116,313
Paint	38,577	48,801	118,570	100,136
All Other	1,950	(2,423)	(17,764)	(17,818)
Total	121,023	107,934	286,674	198,631

Earnings Before Interest and Taxes (EBIT) *, adjusted for cost of restructuring and net gain on sale of certain assets
Coatings	74,574	63,101	182,579	130,604
Paint	38,577	50,713	119,978	102,629
All Other	1,950	(1,217)	(17,539)	(12,922)
Total	115,101	112,597	285,018	220,311

* Certain amounts in prior years’ financial statements have been reclassified to conform with the 2009 presentation.